EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-142877) of Taleo Corporation of our report dated May 21, 2007 relating to the financial statements of JobFlash, Inc. included in Taleo Corporation’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 25, 2007, and to the use of our name as it appears under the caption “Experts.”
/s/ Brown Adams LLP
Palo Alto, California
May 25, 2007